PROXY STATEMENT PURSUANT TO SECTION 14(a)
               OF THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant [ ]

Check the appropriate box:

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        permitted by Rule 14a-6(e)(2))
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[ ]     Soliciting Material Pursuant to Rule 14a-11(c)
        or Rule 14a-12


                        AMERISERV FINANCIAL, INC.
         (Name of Registrant as Specified in its Charter)

________________________________________________________________
             (Name of Person(s) Filing Proxy Statement
                    if other than Registrant)

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              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       AND PROXY STATEMENT












                      AMERISERV FINANCIAL, INC.
                          P.O. BOX 430
               JOHNSTOWN, PENNSYLVANIA  15907-0430

                     To Be Held April 23, 2002












              Mailed to Security Holders March 15, 2002



                     AmeriServ Financial, Inc.
                216 Franklin Street, P. O. Box 430
                Johnstown, Pennsylvania 15907-0430
                            814-533-5158
                                                  March 15, 2002




Dear Fellow Shareholder:

     AmeriServ Financial, Inc.'s Annual Meeting of Shareholders will be held Tuesday, April 23, 2002, at 1:30 p.m., Eastern
Time, at the Westwood Plaza Theatre, Westwood Plaza Shopping
Center, Johnstown, Pennsylvania 15905-1108.

     The matters to be acted upon at the meeting are:

     (a)  the election of five Class I directors;

     (b) such other matters as may be properly brought before the AmeriServ Financial, Inc. annual meeting or any adjournments thereof.

     Please review the enclosed material and sign, date and return the proxy card or, if you prefer, vote by telephone or Internet by following the instructions on the proxy card. Regardless of whether you plan to attend the annual meeting in person, please vote now so that the matters coming before the meeting may be acted upon.

     I look forward to seeing you at the annual meeting.

                              Respectfully yours,


                              Orlando B. Hanselman
                              Chairman, President and
                              Chief Executive Officer



                     AmeriServ Financial, Inc.
                           P. O. Box 430
               Johnstown, Pennsylvania  15907-0430

              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                               March 15, 2002

To The Shareholders:

     NOTICE IS HEREBY GIVEN that, pursuant to the call of its directors, the Annual Meeting of Shareholders of AmeriServ Financial, Inc. will be held at the Westwood Plaza Theatre, Westwood Plaza Shopping Center, Johnstown, Pennsylvania 15905-1108, on Tuesday, April 23, 2002, at 1:30 p.m., Eastern Time, for the purpose of considering and voting on the following matters:

     1. Election of five Class I directors for a term of three years from the date of election and until their successors shall have been elected and qualified (Matter No. 1);

     2. Such other business as may properly come before the meeting or any adjournment thereof.

     Only those shareholders of record at the close of business on March 5, 2002 shall be entitled to notice of and to vote at the meeting. A Proxy Statement, a proxy card and a self-addressed postage prepaid envelope are enclosed. Please complete, sign and date the proxy card and return it promptly in the envelope provided or, if you prefer, vote by telephone or Internet by following the instructions on the proxy card. If you attend the meeting, you may revoke your proxy and vote in person.

     This Notice, the accompanying Proxy Statement and form of proxy are sent to you by order of the Board of Directors.



                              Betty L. Jakell,
                              Corporate Secretary
Johnstown, Pennsylvania
March 15, 2002



                     AMERISERV FINANCIAL, INC.
                            P.O. Box 430
                 Johnstown, Pennsylvania  15907-0430


                          PROXY STATEMENT


                              GENERAL

Introduction

     The Proxy Statement and enclosed proxy card are being mailed to the shareholders of AmeriServ Financial, Inc. ("ASRV" or the "Company") on or about March 15, 2002, in connection with the solicitation of proxies by the Board of Directors of ASRV. The proxies will be voted at the Annual Meeting of the Shareholders of ASRV to be held on Tuesday, April 23, 2002, at 1:30 p.m., Eastern Time, at the Westwood Plaza Theatre, Westwood Plaza Shopping Center, Johnstown, Pennsylvania 15905-1108 (the "Annual Meeting"). ASRV's Annual Report for the year ended December 31, 2001 accompanies this Proxy Statement. It should not be regarded as proxy solicitation material. AmeriServ Financial, Inc. is the holding company for AmeriServ Financial Bank doing business as AmeriServ Financial (the "Bank").

Solicitation of Proxies

     The cost of the solicitation of proxies will be borne by ASRV. In addition to the use of the mails, some directors and officers of ASRV may solicit proxies, without additional compensation, in person, by telephone, telegram, or otherwise. Arrangements may be made by ASRV with banks, brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares held by them of record, and ASRV may reimburse them for reasonable expenses they incur in so doing.

Voting Securities

     As of the close of business on March 5, 2002 (the "Record Date"), there were outstanding 13,686,097 shares of common stock, par value $2.50 per share (the "ASRV Common Stock"), the only class of capital stock of ASRV outstanding. Holders of record of ASRV Common Stock as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Except with respect to the election of directors, each shareholder is entitled to one vote for each share held. Holders of ASRV Common Stock are entitled to cumulate their vote in the election of directors.

     If a shareholder participates in ASRV's Dividend Reinvestment and Common Stock Purchase Plan, the proxy card sent to such shareholder will represent the number of shares registered in the shareholder's name and the number of shares, including fractional shares, credited to the shareholder's Dividend Reinvestment Plan account.

     If the enclosed proxy card is appropriately marked, signed and returned in time to be voted at the Annual Meeting, or, if a shareholder votes by telephone or Internet, in accordance with the instructions on the proxy card, the shares represented by the proxy will be voted in accordance with the instructions marked thereon. Signed proxies not marked to the contrary will be voted "FOR" the election of the nominees for ASRV's Board of Directors.

Right of Revocation

     Proxies may be revoked at will at any time before they have been exercised by filing with the Corporate Secretary of ASRV an instrument of revocation or a duly executed proxy bearing a later date. Any shareholder attending the Annual Meeting also may revoke a previously granted proxy by voting in person at the Annual Meeting.

Quorum

     Under ASRV's Bylaws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast, constitutes a quorum for the transaction of business at the Annual Meeting.

Principal Shareholders

     The following table sets forth information regarding persons or entities known to ASRV's management to own of record or beneficially, as of March 5, 2002, 5% or more of the outstanding shares of ASRV Common Stock.



                                  Amount of
Name and Address                  Beneficial          Percent of
of Beneficial Owner               Ownership         Common Stock

Dimensional Fund Advisors Inc.(1) 1,176,239                8.6
1299 Ocean Avenue - 11th Floor
Santa Monica, California  90401

AmeriServ Trust and                 939,290                6.9
  Financial Services
  Company
P.O. Box 520
Johnstown, Pennsylvania  15907-0520
__________
(1)Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possessed both investment and voting power over 1,176,239 shares of ASRV Common Stock as of December 31, 2001. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

                           MATTER NO. 1

                  ELECTION OF ASRV DIRECTORS

General

     The Articles of Incorporation of ASRV provide that ASRV's business shall be managed by a Board of Directors of not less than 5 and not more than 25 persons. Under the Articles of Incorporation, the total number of directors may be determined by either a resolution adopted by a majority vote of the directors then in office or by resolution of the shareholders at a meeting. The number of directors for 2002 has been set by the Board at 15.

     ASRV's Board of Directors, as provided in its Articles of Incorporation, is divided into three classes: Class I, Class II and Class III, each being as nearly equal in number as possible. The directors in each class serve terms of three years each and until their successors are elected and qualified. Under ASRV's Bylaws, a person elected to fill a vacancy on the Board of Directors serves as a director for the remaining term of office of the class to which he or she was elected.

Nominees and Continuing Directors

     The Board of Directors fixed the number of directors in Class I at five and has nominated James M. Edwards, Sr., Rev. Christian R. Oravec, Howard M. Picking, III, Sara A. Sargent and Robert L. Wise for election as Class I directors for three-year terms to expire at the 2005 Annual Meeting of Shareholders, and until their successors are duly elected and qualified. Directors Edwards and Wise were elected by the shareholders at the 1999 Annual Meeting. Directors Oravec, Picking and Sargent were appointed to fill the vacancies created on February 25, 2000 in connection with the Three Rivers Bank and Trust Company spin-off. The remaining directors will continue to serve in accordance with their previous election or appointment with the terms of the Class II and Class III directors expiring in 2003 and 2004, respectively.

     The Bylaws of ASRV permit nominations for election to the Board of Directors to be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. All nominations for director to be made at the Annual Meeting by shareholders entitled to vote for the election of directors must be preceded by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the President of ASRV not less than 60 days nor more than 90 days prior to the Annual Meeting, which notice must contain certain information specified in the Bylaws. No notice of nomination for election as a director has been received from any shareholder as of the date of this Proxy Statement. If a nomination is attempted at the Annual Meeting that does not comply with the procedures required by the Bylaws or if any votes are cast at the Annual Meeting for any candidate not duly nominated, then such nomination and/or such votes may be disregarded.

     With respect to the election of directors, each shareholder has the right to vote, for each share of ASRV Common Stock held by him or her, as many votes as shall equal the number of directors to be elected, and he or she, or his or her proxy, may cast the whole number of votes for one nominee or distribute them among two or more nominees. If a signed proxy contains no direction regarding the distribution of votes, the proxies will have authority to cumulate votes in their discretion except to the extent a shareholder withholds such authority on the form of proxy. The five persons receiving the highest number of votes cast at the Annual Meeting will be elected as Class I directors. Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Annual Meeting, but will be counted for purposes of determining the presence of a quorum.

     Except as noted above, it is intended that shares represented by proxies will be voted for the nominees listed, each of whom is now a director of ASRV and each of whom has expressed his or her willingness to serve, or for any substitute nominee or nominees designated by the ASRV Board of Directors in the event any nominee or nominees become unavailable for election. The ASRV Board of Directors has no reason to believe that any of the nominees will not serve if elected.

     The following tables set forth as to each of the nominees for election as a Class I director and as to each of the continuing Class II and Class III directors, his or her age, principal occupation and business experience, the period during which he or she has served as a director of ASRV, or an affiliate or predecessor and other business relationships. There are no family relationships between any of the listed persons.



                           Nominees For Election As
                    Class I Directors - Term Expires in 2005

                                                          Directorship in
                                            Director     other Reporting
Name and Principal Occupation(1)     Age   Since(2)(3)    __Companies__

James M. Edwards, Sr.                 62      1984            None
  Retired President and Chief
  Executive Officer, WJAC,
  Incorporated

Rev. Christian R. Oravec              64      1990            None
  President, St. Francis
  University

Howard M. Picking, III                64      1970            None
  Chairman, The Picking Company;
  retired Chairman and CEO,
  Miller-Picking Corporation

Sara A. Sargent                       54      1996            None
  President, The Sargent's
  Group

Robert L. Wise,                       58      1986            None
  Retired President and COO,
   GPU Energy

                Continuing Class II Directors - Term Expires in 2003

                                                         Directorship in
                                            Director     other Reporting
Name and Principal Occupation(1)     Age   Since(2)(3)    __Companies__

J. Michael Adams, Jr.                 40      2000            None
  Attorney-at-Law
  McGuire Woods, LLC

Edward J. Cernic, Sr.                 69      1998            None
  President and CEO, Cernic
  Enterprises, Inc.

Margaret A. O'Malley                  42      1997            None
  Attorney-at-Law
  Yost & O'Malley

Mark E. Pasquerilla                   42      1997        Crown American
  Chairman, President and CEO,                             Realty Trust
  Crown American Realty Trust


Thomas C. Slater                      59      1980            None
  Owner, President and Director,
  Slater Laboratories, Inc.,
  Clinical Laboratory

                Continuing Class III Directors - Term Expires in 2004

                                                          Directorship in
                                             Director    other Reporting
Name and Principal Occupation(1)     Age   Since(2)(3)    __Companies__

Daniel R. DeVos                       59      1991            None
  President and CEO,
  Concurrent Technologies
  Corporation

James C. Dewar                        64      1974            None
  President and CEO, Geo. C.
  Dewar, Inc.; retired
  President and CEO, Dewar's
  Car World

Bruce E. Duke, III, M.D.              58      1987            None
  Surgeon, Valley Surgeons, Inc.
  Medical Practice

Orlando B. Hanselman                  42      1995            None
  Chairman, President and CEO
  of ASRV and AmeriServ Financial;
  Chairman of all subsidiaries

Kim W. Kunkle                         47      1984            None
  President and CEO,
  Laurel Holdings, Inc.

___________________

(1) All directors and nominees have held the positions indicated or another senior executive position with the same entity or one of its affiliates or predecessors for the past five years except for Mr. Adams who was formerly a partner with another law firm prior to 1998.

(2) Reflects the earlier of the first year as a director of ASRV, the Bank, or Johnstown Savings Bank.

(3) All incumbent directors were elected by the shareholders except Messrs. Oravec, Picking and Ms. Sargent who were appointed by the Board of Directors on February 25, 2000.

Security Ownership of Management

     The following table sets forth information concerning the number of shares of ASRV Common Stock beneficially owned, as of March 5, 2002, by each present director, nominee for director, and each executive officer named in the compensation table set forth elsewhere herein.

                              Amount and Nature
                                of Beneficial     Percent
Name of Beneficial Owner(1)     Ownership(2)     of Class

J. Michael Adams, Jr.(3)......     32,067            *
Edward J. Cernic,Sr...........     49,129            *
Daniel R. DeVos...............      3,836            *
James C. Dewar ...............     60,577            *
Bruce E. Duke, III, M.D.......     14,800            *
James M. Edwards, Sr..........     32,629            *
Ray M. Fisher.................     39,879            *
Jeryl L. Graham...............     41,896            *
Orlando B. Hanselman..........    126,449            *
Kim W. Kunkle (4).............     39,671            *
Margaret A. O'Malley (5)......    123,344            *
Rev. Christian R. Oravec......      2,357            *
Mark E. Pasquerilla (6).......    242,942           1.8
Howard M. Picking, III (7)....     35,007            *
Sara A. Sargent...............     20,355            *
Thomas C. Slater..............     31,902            *
Jeffrey A. Stopko.............     17,578            *
Ronald W. Virag...............     19,939            *
Robert L. Wise................     22,521            *

Officers, Directors and
  Nominees for Directors
  as a Group
  (19 persons)(8).............    956,880           7.0
__________________

*Less than 1%

(1) Except as noted below, each of the identified beneficial owners, including the officers, directors and nominees for director, has sole investment and voting power as to all the shares shown as beneficially owned with the exception of those held jointly by certain officers, directors and nominees for director with their spouses or directly by their spouses or other relatives.

(2) Includes shares of ASRV Common Stock that may be acquired within sixty (60) days of the Record Date upon the exercise of presently exercisable stock options as follows: 31,233, 36,941, 67,819, 12,956, 6,367 and
        155,316 held by Fisher, Graham, Hanselman, Stopko,
        Virag and the group, respectively.  Also includes
        667, 667, 533 and 533 shares of ASRV Common Stock subject to restriction held by Fisher, Graham, Stopko and Virag pursuant to restricted stock awards made in March 2000 that vest ratably over a three year period. In addition, Fisher, Graham, Hanselman, Stopko and Virag hold options to acquire ASRV Common Stock that first become exercisable, in part, during or after July 2002 and therefore are excluded. Furthermore, to fund a supplemental executive retirement plan, in 2001, Mr. Hanselman was awarded 156,000 shares of ASRV Common Stock that vest over fifteen years with the initial vesting of 33% of the award occurring in 2006. Mr. Hanselman does not have voting or investment power over these unvested shares and they are therefore excluded.

(3) J. Michael Adams, Jr. is voting trustee of all shares of ASRV Common Stock held by Jerome M. Adams and
        Elizabeth Adams under a Voting Trust Agreement dated January 31, 2002.

(4)     Includes 18,057 and 3,000 shares held by Laurel
        Management Retirement Plan and Laurel Corporation, respectively, of which Mr. Kunkle is an officer and has voting and investment power.

(5) Margaret A. O'Malley is voting trustee of all shares of ASRV Common Stock held by James F. O'Malley and Jean
        O'Malley under a Voting Trust Agreement dated March 3,
        1997.

(6) Includes 202,445 shares of ASRV Common Stock held by Crown American Enterprises, Inc. of which Mark E.
        Pasquerilla is an officer and 35,500 shares held by Marenrico Partnership of which Mr. Pasquerilla is one of the partners.

(7) Includes 366 shares owned by The Picking Company of which Mr. Picking is Chairman.

(8) The group consists of 19 persons, being the members of the Board of Directors of ASRV, the Chief Executive Officer, and each other named executive officer of ASRV set forth in the compensation table elsewhere herein.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based upon a review of information provided to the Company for the twelve month period ended December 31, 2001, one officer, Ms. Jeryl L. Graham, failed to report on a timely basis one sale of stock made on November 29, 2001. The report on Form 4 was required to be filed on December 10, 2001 and was not filed until January 14, 2002.

Board and Committees

     The Board of Directors has various standing committees including an Audit Committee, an Executive Committee, an Investment/ALCO Committee, a Management Compensation Committee (the "Compensation Committee") and a Nominating Committee. During 2001, the Board of Directors held 13 meetings, the Audit Committee held 8 meetings, the Executive Committee held two meetings, the Investment/ALCO Committee held 4 meetings, the Compensation Committee held 5 meetings and the Nominating Committee held 2 meetings. Each director attended at least 75% of the combined total of meetings of the Board of Directors and of each committee of which he/she was a member.

     The Executive Committee of the Company consisted of the seven largest shareholders of the Company who are members of the Board of Directors.
The Executive Committee serves as a resource for management to seek guidance on issues between regularly scheduled meetings or with respect to matters that generally do not warrant calling a special Board meeting. In addition, from time to time, the Executive Committee is asked to study strategic issues in greater depth than may be practical for the Board as a whole. The Executive Committee is comprised of Directors Pasquerilla (Chair), O'Malley (Vice Chair), Cernic, Dewar, Hanselman, Kunkle and Slater.

     The Audit Committee is responsible for recommending to the Board of Directors the appointment of an independent public accountant to audit the books and accounts of ASRV and its subsidiaries, reviewing the reports of the Audit Department and the reports of examination conducted by the bank and bank holding company regulators and ASRV's independent public accountants, reviewing the adequacy of internal audit and control procedures, and reporting to the Board of Directors. The Audit Committee is comprised of Directors Dewar (Chair), O'Malley (Vice Chair), Adams, DeVos, Duke, Oravec, Picking, Sargent and Wise.

     The Nominating Committee consisted of Directors O'Malley (Chair), Cernic (Vice Chair), Adams, DeVos, Hanselman, Kunkle, Pasquerilla, Sargent and Slater. The Nominating Committee is responsible for nominating individuals to stand for election as directors at the Annual Meeting of Shareholders and will consider nominees recommended by shareholders. Shareholders may nominate persons for election as directors in accordance with the procedures set forth in Section 1.3 of ASRV's Bylaws. Notification of such nomination, containing the required information, must be mailed or delivered to the President of ASRV not less than 60 days or more than 90 days prior to the Annual Meeting.

     The Investment/ALCO Committee consisted of Directors Slater (Chair), Kunkle (Vice Chair), Dewar, Edwards, Hanselman, Oravec, Pasquerilla, and Picking and officers Stopko and Fisher. This committee is responsible for overseeing the investment policy of the Company and monitoring interest rate, liquidity, and market risk.

     The Compensation Committee is responsible for reviewing and making recommendations regarding the compensation of corporate officers. No director who is eligible to receive any benefit under plans administered by the Compensation Committee, except for benefits payable to directors under the Independent Directors Annual Retainer Plan (the Committee's administration of which is limited to coordinating the payment of a predetermined retainer) and the 2001 Stock Incentive Plan which was previously approved by the shareholders on April 24, 2001, may serve on the Compensation Committee. The Compensation Committee was comprised of Directors O'Malley (Chair), Pasquerilla (Vice Chair), Adams, Cernic, DeVos, Dewar, Picking and Slater. See "Executive Compensation" herein.

     The Board of Directors of the Bank also has standing committees, including an Executive Committee, a Discount Committee, a Pension
Committee and a Board Technology Committee.

     The Executive Committee of the Bank consists of the seven largest shareholders of the Company who are members of the Board of Directors.
The Executive Committee serves as a resource for management to seek guidance on issues between regularly scheduled meetings or with respect to matters that generally do not warrant calling a special Board meeting. In addition, from time to time, the Executive Committee is asked to study strategic issues in greater depth than may be practical for the Board as a whole. The Executive Committee is comprised of Directors Pasquerilla (Chair), O'Malley (Vice Chair), Cernic, Dewar, Hanselman, Kunkle and Slater.

     The Discount Committee of the Bank consists of Directors and employees of the Bank. The Discount Committee is responsible for establishing loan underwriting guidelines and loan approvals in excess of an amount equal to 20% of the Bank's legal lending limit. The Discount Committee is comprised of Directors Kunkle (Chair), DeVos (Vice Chair), Cernic, Hanselman, Pasquerilla, Sargent and Slater and Bank officers Carolyn M. Concannon, Jeryl L. Graham, Douglas B. Bickmore, Leslie N. Morgenstern (non-voting) and Joy Gaffud-Vaze (non-voting).

     The Pension Committee of the Bank consists of Directors and employees of the Bank. The Pension Committee is responsible for overseeing all broad-based employee benefit plans. The Pension Committee consists of Directors Duke (Chair), Oravec (Vice Chair), Cernic, Edwards, Hanselman and Wise and Bank employees Connie J. Brinham, James A. Farley, Ray M. Fisher and Jeffrey A. Stopko.

     The Board Technology Committee of the Bank is responsible for assessing the current technological capabilities of the Bank, developing and implementing the Bank's technology strategy, and approving specific technology initiatives. The Board Technology Committee consists of Directors DeVos (Chair), Sargent (Vice Chair), Edwards, Hanselman, Pasquerilla, Slater and Wise.

Compensation of Directors

     Executive officers of ASRV who are directors or members of committees of the ASRV Board of Directors or its subsidiaries receive no compensation for such positions. In 2001, independent directors of ASRV received a retainer of $6,000 payable in ASRV Common Stock. In 2001, all ASRV and Bank Board meetings were held jointly but with separate agendas and minutes. Attendance at the joint meetings was compensated at a rate of $450.00. A fee of $400 was paid for attendance at each committee meeting of the ASRV Board of Directors. Certain independent directors of ASRV are also directors of the Bank and AmeriServ Trust and Financial Services Company (the "Trust Company"). Directors serving on the Board of Directors of the Trust Company were compensated for their services by a payment of $450 for each Board of Directors meeting attended. A fee of $400 was paid for each Bank and Trust Company committee meeting attended. Directors who serve on the board of AmeriServ Associates, Inc. receive no remuneration.



                       Executive Compensation
 Board Compensation Committee Report on Executive Compensation

     The following is a report by the Management Compensation Committee of the Board of Directors of ASRV. The objectives of the report are to provide shareholders with a clear explanation of the overall executive compensation philosophy, strategies, and specific executive compensation plans, and to meet all proxy disclosure rules relating to executive compensation established by regulatory bodies.

Management Compensation Committee

     The Management Compensation Committee is comprised of 8 non-employee, independent directors appointed from the Board of Directors of ASRV. The Committee met 5 times in 2001.

     The Committee seeks to achieve and maintain equity with respect to balancing the interests of shareholders and executive officers, while supporting the Company's need to attract and retain competent executive management. The Committee develops an executive compensation policy, along with supporting executive compensation plans and programs, and ensures that they:

  -  Emphasize the enhancement of shareholder value
  - Support the acquisition and retention of competent executives
  - Deliver the total executive compensation package in a cost-effective manner
  -  Reinforce key business objectives
  - Provide competitive compensation opportunities for competitive results
  -  Encourage management ownership of ASRV Common Stock
  -  Comply with applicable regulations

     The role of the Committee is to collect and analyze comparative executive compensation information from relevant peer groups, to approve executive salary adjustments, to administer the Executive At-Risk Compensation Plan (replaces the formerly titled Executive Annual Incentive
Plan), including the establishment of performance goals, and to administer the ASRV 2001 Stock Incentive Plan. Additionally, from time-to-time, the Committee reviews other human resource issues, including qualified and non-qualified benefits, management performance appraisals, and succession planning.

Executive Compensation Policy

     The executive compensation policy expresses the philosophy of the Board of Directors toward program participation, relevant peer comparisons, and plan design and, as such, represents an important part of the overall executive compensation program. The policy provides guidance to the Management Compensation Committee and, within the overall objectives of equity and regulatory compliance, acts as a standard against which program performance can be measured.

     The executive compensation program is designed to encourage decisions and actions that have a positive impact on the overall performance of ASRV. For that reason, participation is focused on executive officers who have the greatest opportunity to influence the achievement of strategic corporate objectives.

     As part of the overall program, the executive compensation policy defines pay practices and addresses each of the major components of the executive pay program, as summarized below.

     1. A market-competitive executive base salary program, combined with a formal performance appraisal system that focuses awards that are integrated with strategic corporate objectives.

     2. Base benefits that are generally available to all employees, supplemented by non-qualified supplemental arrangements, where appropriate.

     3. At-risk (incentive) compensation that aligns management's financial interests with those of ASRV shareholders, encourages management ownership of ASRV Common Stock, supports the achievement of corporate short and long-term financial objectives, and provides competitive cash and equity reward opportunities.

     4. Comparisons of competitive executive pay practices, as determined using two different sets of data - compensation survey data and peer performance data:

      - Compensation survey data refers to competitive executive pay data from banking industry compensation surveys. Competitive compensation practices are determined using compensation levels at bank holding companies, and subsidiaries of comparable size to ASRV's subsidiaries, for positions comparable to those held by the executive officers identified in the Summary Compensation Table included herein (the "Named Officers").

      - Peer performance data comes from a group of bank holding companies of comparable size to ASRV, primarily headquartered in Pennsylvania. Some national information is used for comparative compensation survey data, but most of the data are generated from a peer group of bank holding companies in the Northeast.

      - The indices used in the Stock Performance Chart are Nasdaq Stock Market (U.S. Companies) and Nasdaq Bank Stocks. While the Committee believes that some of the surveyed banks and some of the peer banks may be included in these indices, it is not the Committee's intention to establish executive pay practices based upon the pay practices of organizations that compose these indices. The Committee believes that some of the companies included in these indices would not be relevant for setting executive pay for ASRV executives, in light of size or other fundamental business differences.

Relationship of Performance Under Compensation Plans

     ASRV utilizes two components of the executive compensation program to establish, and maintain, the desired relationship between executive pay and performance.

     The first component, the formal performance appraisal system, relates to potential annual salary adjustments. Quantitative and qualitative performance factors are established for each executive position and, at least on an annual basis, the performance of the incumbent executive is evaluated against these standards. This appraisal is then integrated with market-based adjustments to salary ranges to determine if a base salary increase is merited.

     The second component of ensuring the desired relationship between executive pay and performance relates to the Committee's task of redesigning the Executive At-Risk Compensation Plan. With the assistance of an outside executive compensation consultant, the Committee completed this task and will present the revised plan design to the Board of Directors in early 2002 for approval. Under the new plan, targets are established for three (3) equally weighted, key performance factors-- the Company's return on average equity, total annual shareholder return, and measures of customer satisfaction. Awards under the plan may be made, at the recommendation of the Committee and at the discretion of the Board of Directors, when target performance levels are attained, and may take the form of cash, restricted stock, stock options, or a combination thereof.

     There were no cash bonuses paid to "Named Officers" in 2001, nor were any equity-based awards made under the Stock Incentive Plan approved by shareholders in 2001.

2001 Chief Executive Officer Compensation

     In November 2000, Chairman, President & Chief Executive Officer, Orlando B. Hanselman, volunteered to freeze his annual base salary at $236,000 through January 1, 2005. This salary level is in the bottom 25% of Chief Executive Officer base salaries for the ASRV executive compensation peer group, as determined by an independent executive compensation consultant.

     As was the case with other "Named Officers," Mr. Hanselman did not receive a cash bonus award in 2001. However, as part of a supplemental executive retirement plan ("SERP") approved for Mr. Hanselman by the Board of Directors in January 2001, and described in the 2001 Proxy Statement, he received a restricted stock award of 156,000 shares of ASRV Common Stock as a funding vehicle for the SERP.

     The shares funding the SERP will vest over a fifteen-year period. No award shares will vest during the first five-year period. On the fifth anniversary of the award, one-third of the award shares will vest; thereafter, additional shares equal to one-fifteenth of the award shares will vest on each anniversary of the award. Each vesting of shares will be a taxable event to Mr. Hanselman, and will result in a tax deduction for ASRV. Based on the calculations of an independent compensation consultant, projected dividends will be sufficient to cover the tax incurred by Mr. Hanselman on each vesting date except the vesting of one-third of the award shares that occurs on the fifth anniversary of the award. In order to avoid the need to sell shares of ASRV Common Stock after the fifth anniversary of the award to satisfy this tax obligation, the Company will pay Mr. Hanselman in 2006 a one-time cash award of $102,000.

     In the event of Mr. Hanselman's death or disability prior to the fifth anniversary of the award, there will be no acceleration of the vesting schedule. Thereafter, in the event of Mr. Hanselman's death or disability, one-half of all unvested award shares will vest.

     Mr. Hanselman will be entitled to vote only vested award shares. Dividends on the award shares will accrue but not be paid until the fifth anniversary of the award, at which time accrued and unpaid dividends on vested award shares will be paid to Mr. Hanselman. Thereafter, Mr. Hanselman will be entitled to receive current dividends on vested award shares.

     An independent compensation consultant has determined that the annual cost of this SERP to the Company will be approximately $45,000 on a pre-tax basis. This independent compensation consultant further calculated that the Company would receive tax deductions totaling approximately $2.4 million over the fifteen-year life of the SERP.

Impact of Omnibus Budget Reconciliation Act of 1993

     The Omnibus Budget Reconciliation Act of 1993 (OBRA) Section 162 (m) prohibits a publicly owned company from taking a compensation tax deduction for annual compensation in excess of $1,000,000 for any of the "Named Officers." However, to the extent that it is performance-based and certain guidelines are met, compensation in excess of $1,000,000 is exempt from this limitation.

     The Committee does not believe that the deduction limit imposed by OBRA will affect compensation deductibility given the compensation opportunities of the "Named Officers" under the ASRV existing executive compensation programs. The Committee notes that none of the "Named Officers" received annual compensation in excess of $1,000,000. The Committee will continue to evaluate the potential impact of Section 162
(m) and take such actions as it deems appropriate.

Compensation Committee Interlocks And Insider Participation

     Directors Adams, Cernic, DeVos, Dewar, O'Malley (Chair), Pasquerilla (Vice Chair), Picking, and Slater serve as members of the Compensation Committee. Each member of the Committee is excluded from participation in any plan administered by the Committee while serving as a member, except for participation in the Independent Directors' Annual Retainer Plan (the Compensation Committee's administration of which is limited to coordinating the payment of a predetermined retainer) and the 2001 Stock Incentive Plan, which was previously approved by shareholders on April 24, 2001.

     This "Board Compensation Committee Report on Executive Compensation" is furnished by Directors O'Malley (Chair), Pasquerilla (Vice Chair), Adams, Cernic, DeVos, Dewar, Picking and Slater.

Compensation Paid to Executive Officers

     The following table sets forth information for the three years ended December 31, 2001 concerning the annual and long-term compensation for services in all capacities to ASRV and its subsidiaries of the Named Officers.

                    Summary Compensation Table


                                   Annual Compensation                                  Long Term
                        ___________________________      _______         ______________Compensation___________

                                                           Other          Restricted   Securities    All Other
Name, Age and                                              Annual        Stock Awards  Underlying  Compensation
Principal Position      Year  Salary($) Bonus($)(1) Compensation($)(2)(3) ($) (4)(5) Options(#)(6)  ($)(7)(8)

Orlando B. Hanselman, 42 2001   236,000        --           --            663,000            --         8,509
  Chairman, President    2000   227,880        --      213,750                 --        70,000         9,407
  and CEO of ASRV and    1999   203,520    31,307           --                 --            --        26,247
  AmeriServ Financial
  Bank and Chairman of
  all Subsidiaries

Jeryl L. Graham, 47      2001   148,800        --           --                 --            --         9,360
  Executive Vice         2000   137,940        --           --              9,625        38,600         8,372
  President and Chief    1999   102,360    22,672           --                 --            --        22,239
  Operating Officer of
  ASRV and AmeriServ
  Financial Bank

Ronald W. Virag, 56      2001   138,672        --           --                 --            --         7,491
  President and CEO      2000   132,145        --           --              7,700        19,100         8,826
  of AmeriServ Trust     1999   109,840    15,291           --                 --            --        19,851
  and Financial
  Services Company

Ray M. Fisher, 50        2001   109,980        --           --                 --            --           469
  President and CEO      2000   109,980        --           --              9,625        16,300           306
  of AmeriServ           1999   109,980     3,299           --                 --         6,600           449
  Associates, Inc.,
  a Subsidiary of ASRV

Jeffrey A. Stopko, 39    2001   104,640        --           --                 --            --         1,035
  Senior Vice President  2000   100,125        --           --              7,700        10,900         1,067
  And CFO of ASRV        1999    86,600    10,904           --                 --            --         9,199

__________________

(1) There was no Executive Annual Incentive Plan in 2001 and, therefore, no bonuses were paid to Named Officers. The Plan has been redesigned for 2002 and continues to ensure that performance-based compensation is properly aligned with shareholder interests and correlates with the strategic direction of the Company.

(2) Unless otherwise indicated, no other executive officer named in the Summary Compensation Table received personal benefits or perquisites in excess of the lesser of $50,000 or 10% of the officer's total compensation
        (salary and bonus).

(3) In November 2000, Mr. Hanselman and the Board of Directors agreed to freeze his annual base salary at $236,000 for a four year period through January 1, 2005. In exchange for this salary freeze, the Board awarded
        Mr. Hanselman a one-time, non-recurring grant of 30,000 shares of ASRV Common Stock (at the fair market value on the grant date of $4.125) and a one-time, non-recurring cash award of $90,000 to pay a portion of the taxes related to the grant. Based on a study conducted in 2000 by an independent compensation consultant, at that time, Mr. Hanselman's annual salary of $236,000 fell below the 25th percentile ($242,000) and was $78,600 below the 50th percentile ($314,600) annual salary level for comparable executives.

(4) At the end of 2001, Graham, Virag, Fisher and Stopko held 667, 533, 667 and 533 restricted shares worth $3,202, $2,558, $3,202 and $2,558, respectively. The restrictions on such shares lapse in three equal annual increments on the anniversaries of the award. Dividends are accrued and distributed when restrictions lapse on the corresponding shares.

(5) As part of a supplemental executive retirement plan ("SERP") approved for Mr. Hanselman by the Board of Directors on January 26, 2001, and described in the 2001 Proxy Statement, he received a restricted stock award of 156,000 shares of ASRV Common Stock as a funding vehicle for the SERP. On the date of grant, these shares of ASRV Common Stock had a value of $663,000. The shares funding the SERP will vest over a fifteen-year period. No award shares will vest during the first five-year period. On the fifth anniversary of the award, one-third of the award shares will vest; thereafter, additional shares equal to one-fifteenth of the award shares will vest on each anniversary of the award.
        Mr. Hanselman will be entitled to vote only vested award shares. Dividends on the award shares will accrue but not be paid until the fifth anniversary of the award, at which time accrued and unpaid dividends on vested award shares will be paid to Mr. Hanselman. Thereafter, Mr. Hanselman will be entitled to receive current dividends on vested award shares.

(6) Options were granted during 2000 and 1999 under the 1991 Stock Option Plan to the Named Officers. There were no options granted to the Named Officers in 2001 under the 2001 Stock Incentive Plan approved by the shareholders at the 2001 Annual Meeting. The 2001 Stock Incentive Plan replaced the 1991 Stock Option Plan which terminated by its terms in 2001.

(7) Includes amounts awarded under the Deferred Profit Sharing Plan of ASRV and the Bank. All full-time employees of ASRV and the Bank are entitled to participate in the Deferred Profit Sharing Plan. The maximum contribution during any plan year is limited to 15% of an individual's total compensation. Effective January 1, 2000, the profit sharing formula was modernized to better align it with the Company's strategic direction and shareholder interests.
        The contributions for 2001 and 2000 amounted to approximately 1% of an individual's compensation compared to a contribution of 10.4% for 1999. Over a longer-term horizon, the Company projects that the annual contribution should range between 4% and 6% of total compensation.

(8) Includes (a) the premiums paid by ASRV and its subsidiaries for life insurance policies with coverage limits above $50,000 to Hanselman, Graham, Virag,
        Fisher and Stopko, (b) country club dues for Hanselman, Graham and Virag, (c) allowance for personal car use for Hanselman, Graham and Virag, and (d) financial advisory services for Hanselman.

Option Exercises and Year-End Value Table

     The following table sets forth information concerning the exercise of options to purchase ASRV Common Stock by the Named Officers during the year ended December 31, 2001, as well as the number of securities underlying unexercised options and potential value of unexercised options (both options that were presently exercisable and options that were not exercisable) as of December 31, 2001.


         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                 AND FISCAL YEAR-END OPTION VALUE

                                                                   Number of Securities
                                                                  Underlying Unexercised              Value of In-the-Money
                                                                        Options at                         Options at
                                                                   December 31, 2001                   December 31, 2001(3)
                                   Shares
                                 Acquired on       Value
Name                           Exercise(#)(1)  Realized($)(2)  Exercisable(#)  Unexercisable(#)  Exercisable($)  Unexercisable($)
Orlando B. Hanselman                     0               0         64,485           46,667             271               0
Jeryl L. Graham                      5,690           7,528         36,941           25,733             857           1,667
Ronald W. Virag                          0               0          6,367           12,733               0               0
Ray M. Fisher                            0               0         29,033           13,067               0               0
Jeffrey A. Stopko                        0               0         12,956            7,267               0               0

_______________________

(1) Figures shown include only shares acquired via stock option exercises in 2001. Since the inception of the 1991 Stock Option Plan, Mr. Hanselman has paid
        $115,310 to exercise 11,604 stock options. Prior to 2001, Ms. Graham paid $13,489 to exercise 1,312 stock options. In 2001, Ms. Graham surrendered 2,511 shares to exercise 3,164 options and, in a cashless exercise transaction, Ms. Graham exercised 2,526 options by selling 1,982 shares. Mr. Virag has paid $57,793 to exercise 2,930 options and surrendered 10,225 shares to exercise 13,400 options. Mr. Fisher has paid $21,438 to exercise 1,000 options. Mr. Stopko has paid $17,326 to exercise 1,236 stock options and surrendered 100 shares to exercise 373 options.

(2) Represents the aggregate market value of the underlying shares of ASRV Common Stock at the date of exercise minus the aggregate exercise prices for options exercised.

(3) "In-the-money options" are stock options with respect to which the market value of the underlying shares of ASRV Common Stock exceeded the exercise price at December 31, 2001. The value of such options is determined by subtracting the aggregate exercise price for such options from the aggregate fair market value of the underlying shares of ASRV Common Stock on December 31, 2001. Fair market value was determined by reference to the average of the high and low sale prices of ASRV Common Stock as quoted on the Nasdaq Stock Market.

Retirement Plans

Pension Plan

     The Bank maintains a qualified defined benefit retirement plan for its employees (the "Bank Plan"). Remuneration as of January 1, 2001, for pension benefit purposes is total cash remuneration paid to an employee for a calendar year, including base salary, wages, commissions, overtime, bonuses and any other form of extra cash compensation and any pre-tax contributions under a "qualified cash or deferred arrangement" (as defined in Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code") and applicable regulations) or under a "cafeteria plan" (as defined in Section 125 of the Code and applicable regulations). An employee's benefit under the Bank Plan is determined on the basis of Final Average Pay which means the average annual compensation (as defined by the Bank Plan) received by an employee in the five consecutive years out of the ten ending before the employee's termination of employment for which the average is highest.

     The Bank anticipates making a $688,000 contribution to the Bank Plan in 2002 for the 2001 plan year.

     Estimated annual benefits payable upon retirement at age 65 after 15 years of service with respect to the specified remuneration are as follows:


                          PENSION TABLE
                    AMERISERV FINANCIAL BANK

          Five Calendar Year
            Average Salary             Annual Benefit at
        Preceding Retirement         Normal Retirement Date

              $ 15,000                      $ 5,550
                25,000                        9,250
                40,000                       14,800
                60,000                       22,200
                90,000                       33,300
               100,000                       37,000
               120,000                       44,400
               140,000                       51,800
               150,000                       55,500
               160,000                       59,200
               170,000(1)                    62,900
_______________________

(1) Effective for retirements on or after January 1, 1994, annual compensation for Plan purposes may not exceed $150,000 plus any increases indexed to cost of living adjustments. Employees with compensation exceeding $150,000 in years before 1994 may have larger "preserved benefits."

     The above benefits are paid for the life of the employee with a right of survivorship with respect to ten years of post-retirement benefits. Other optional forms of benefit are available in actuarially equivalent amounts. Current remuneration covered by the Bank Plan in 2001 for Fisher, Graham, Hanselman, Stopko, and Virag was $109,980, $148,800, $236,000, $104,640 and $138,672, respectively, subject to the $150,000 limitation (as indexed). As of December 31, 2001, Mr. Fisher was credited with 8 years of service, Ms. Graham with 16 years of service, Mr. Hanselman with 15 years of service, Mr. Stopko with 15 years of service, and Mr. Virag with 7 years of service.

     Effective January 1, 1986, the ASRV Board of Directors adopted the Bank Plan for the benefit of employees of ASRV on the same terms and conditions as for employees of the Bank. Contributions made by ASRV are limited to those employees whose earnings are paid by ASRV.


Supplemental Pension Plans

     In 2001, the Board of Directors of ASRV approved the creation of a supplemental executive retirement plan ("SERP") for Mr. Hanselman. SERPs traditionally are funded out of cash flow or other retained funds beginning after the date of the executive's retirement, or through a split-dollar life insurance plan. Because a primary goal in developing a SERP for Mr. Hanselman was to increase Mr. Hanselman's equity stake in the Company, thus further aligning him with shareholder interests, the Compensation Committee and the Board of Directors elected to fund
Mr. Hanselman's SERP through a grant of restricted stock. Instead of using a SERP to assure an appropriate level of retirement income for Mr. Hanselman, the Compensation Committee and the Board of Directors, by funding Mr. Hanselman's SERP with restricted stock, directly tie
Mr. Hanselman's retirement income to the future stock price of ASRV, thereby creating an incentive to increase the stock price. Mr. Hanselman is committed to the future of the Company and, because of his belief in the future of ASRV, he is willing to put his retirement income at risk in this manner.

     Mr. Hanselman's SERP was funded through a restricted stock award in an amount of 156,000 shares of ASRV Common Stock that will vest over a fifteen year period. No award shares will vest during the first five-year period. On the fifth anniversary of the award, one-third of the award shares will vest; thereafter additional shares equal to one-fifteenth of the award shares will vest on each anniversary of the award. Each vesting of shares will be a taxable event to Mr. Hanselman, and will result in a tax deduction for ASRV. In addition, dividends will accrue and be paid to Mr. Hanselman at vesting, which will be a taxable event for Mr. Hanselman, and also will result in a tax deduction for ASRV. Based on the calculations of an independent compensation consultant, projected dividends will be sufficient to cover the tax incurred by Mr. Hanselman on each vesting date except the vesting of one-third of the award shares that occurs on the fifth anniversary of the award. In order to avoid the need to sell shares of ASRV Common Stock after the fifth anniversary of the award to satisfy this tax obligation, the Company will pay Mr. Hanselman a one-time cash bonus in the approximate amount of $102,000 which is projected to be sufficient to pay the tax due in respect of the vested award shares.

     In the event of Mr. Hanselman's death or disability prior to the fifth anniversary of the award, there will be no acceleration of the vesting schedule. Thereafter, in the event of Mr. Hanselman's death or disability, one-half of all unvested award shares will vest.

     Mr. Hanselman will be entitled to only vote vested award shares. Dividends on the award shares will accrue but not be paid until the fifth anniversary of the award, at which time accrued and unpaid dividends on vested award shares will be paid to Mr. Hanselman. Thereafter, Mr. Hanselman will be entitled to receive current dividends on vested award shares.

     An independent compensation consultant has determined that the annual cost of this SERP to the Company will be approximately $45,000 on a pre-tax basis. This independent compensation consultant further calculated that the Company will receive tax deductions totaling approximately $2.4 million over the fifteen-year life of the SERP.

     The Board of Directors of the Bank on February 20, 1981, adopted a Supplemental Pension Plan under which the Executive Committee of the Board of Directors may from time to time designate executive officers of the Bank as participants and specify the amount of supplemental pension payment the participant shall receive. A participating officer agrees to perform, after retirement, such advisory services as the Executive Committee may reasonably request and enters into a noncompetition agreement with the Bank. Upon his retirement from the Bank, a participant will be entitled to receive supplemental monthly pension payments in a specified amount for a period of fifteen years. If he should die before retirement while in the service of the Bank or if he should die after payment of benefits has commenced, the participant's spouse, if any, will be entitled to receive one-half of the specified amount for the remainder of the fifteen year period. No payments are currently being made under this plan.

Change in Control Agreements

     In 1994, ASRV entered into Change in Control Agreements (the "Agreements") with Messrs. Orlando B. Hanselman and Ronald W. Virag, pursuant to which ASRV agreed to provide the executives with severance benefits upon the occurrence of certain enumerated events ("Triggering Events") following a change in control of ASRV ("Change in Control") (as defined in the Agreements). The initial term of the Agreements was three years, subject to an automatic one year extension on each anniversary date thereof, unless either party gives notice to the other of an intention not to renew. Under the Agreements, upon the occurrence of a Triggering Event following a Change in Control, Messrs. Hanselman and Virag would be entitled to receive approximately 1.5 times their combined salary and bonus which will be determined, after the expiration of the initial term, by reference to the average of the executive's combined salary and bonus in the preceding five years. The executives, in their discretion, may receive these payments in a lump sum or on a monthly installment basis. The Agreements also entitle the executives to continued participation in the employee benefits plans of ASRV for a period of eighteen months with respect to Mr. Hanselman and one year with respect to Mr. Virag. In addition, the Agreements provide that options held by the executives to acquire ASRV Common Stock, to the extent not currently exercisable, will become immediately exercisable upon the occurrence of a Triggering Event following a Change in Control and may be exercised by the executives at any time prior to the earlier of the expiration date of the options or 90 days after the executive's termination. The Agreements also require ASRV to make additional payments to the executives in the event that the severance payments described above result in the imposition of an excise tax pursuant to Section 4999 of the Code on the payment of such amounts.

Performance Graph

     Set forth is a graph comparing the yearly percentage change in the cumulative total shareholder return on ASRV Common Stock against the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Bank Stocks for the five years beginning January 1, 1997 and ended December 31, 2001.

                           [Insert Table]


                                               Legend

Symbol    Index Description       12/96      12/97      12/98      12/99      12/00      12/01

          AmeriServ Financial,    100.0      179.8      150.9       93.9       36.8       44.7
            Inc.

          Nasdaq Stock            100.0      122.5      172.7      320.9      193.0      153.2
          Market (US Companies)

          Nasdaq Bank Stocks      100.0      167.4      166.3      159.9      182.4      197.4


Notes:

     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

     D. The index level for all series was set to 100.0 on 12/31/1996.

     E. On April 1, 2000, as part of a spin-off of its Three Rivers Bank subsidiary, the Company distributed to its shareholders as a dividend stock in Three Rivers Bancorp, Inc. having a market value on the date of distribution of $71 million.

                      AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors of ASRV is composed of nine independent Directors. The members of the Audit Committee are Directors Dewar (Chair), O'Malley (Vice Chair), Adams, DeVos, Duke, Oravec, Picking, Sargent and Wise. The Audit Committee operates under a written charter adopted by the Board of Directors.

     The Audit Committee has reviewed the audited financial statements of ASRV for the fiscal year ended December 31, 2001 and discussed them with management and ASRV's independent accountants, Arthur Andersen LLP. The Audit Committee also has discussed with the independent accountants the matters required to be discussed by the U.S. Statement of Auditing Standards No. 61.

     The Audit Committee has received from the independent accountants the written disclosures and letter required by the U.S. Independence Standards Board Standard No. 1, and the Audit Committee has discussed the accountants' independence from ASRV and management with the accountants. Furthermore, the Audit Committee has considered whether the fees paid by the Company to Arthur Andersen and described below are compatible with maintaining Arthur Andersen's independence from ASRV. Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that ASRV's audited financial statements for the fiscal year ended December 31, 2001 be included in ASRV's Annual Report for that fiscal year.

Audit Fees

     The aggregate fees paid to Arthur Andersen for professional services performed for the audit of ASRV's annual financial statements for the year ended December 31, 2001 and the reviews of the financial statements included in ASRV's quarterly reports on Form 10-Q during 2001 were $161,700.

Financial Information Systems Design and Implementation Fees

     There were no fees paid to Arthur Andersen for these services during 2001.

All Other Fees

     The aggregate fees paid to Arthur Andersen for all other professional services performed on behalf of ASRV were $116,200, including audit-related fees of $57,450 and other fees of $58,750. Audit-related fees include audits of the ERECT and BUILD Funds, which are specialty union funds managed by the Trust Company, and consents. Other fees were for tax services.

                 INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has audited ASRV's financial statements for the fiscal year ended December 31, 2001 and the report on such financial statements appears in the Annual Report to Shareholders. Arthur Andersen LLP has been selected by the ASRV Board of Directors to perform an examination of the consolidated financial statements of ASRV for the year ending December 31, 2002. Periodically, the Company reviews its third party service providers. During 2002, the Company plans to circulate a Request for Proposal for external audit services as part of this regular service review evaluation.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                      FINANCIAL INFORMATION

     Requests for printed financial material for ASRV or any of its subsidiaries - annual reports, Forms 10-K, 10-Q and Call Reports - should be directed to Jeffrey A. Stopko, Senior Vice President and Chief
Financial Officer, AmeriServ Financial, Inc., P.O. Box 430, Johnstown, PA 15907-0430, telephone (814) 533-5310.

                   TRANSACTIONS WITH MANAGEMENT

     Certain directors, nominees and executive officers and/or their associates were customers of and had transactions with ASRV or its subsidiaries during 2001. Transactions that involved loans or commitments by the Bank were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectability or present other unfavorable features. These loans represented in the aggregate less than 5.0% of shareholders' equity as of December 31, 2001.

                         OTHER MATTERS

     The Board of Directors knows of no other matters to be presented at the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, or any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.

        SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Any shareholder desiring to present a proposal to be considered at the 2003 Annual Meeting of Shareholders should submit the proposal in writing to: Chairman, AmeriServ Financial, Inc., Executive Offices, P.O. Box 430, Johnstown, PA 15907-0430 no later than November 22, 2002.

                              By Order of the Board of Directors

                              /s/ Betty L. Jakell
                                  Betty L. Jakell
                                  Corporate Secretary

March 15, 2002


                              PROXY

                    AMERISERV FINANCIAL, INC.

                  ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder(s) of AMERISESRV FINANCIAL, INC., Johnstown, Pennsylvania do(es) hereby appoint Harry Morrow and James V. Saly, or either of them my (our) attorney(s) with full power of substitution, for me (us) and in my (our) name(s), to vote all the common stock of said Corporation standing in my (our) name(s) on its books on March 5, 2002, at the Annual Meeting of its Shareholders to be held at the Westwood Plaza Theatre, Westwood Plaza Shopping Center, Johnstown, PA 15905-1108, on Tuesday, April 23, 2002, at 1:30 p.m., or any adjournment(s) thereof, as follows on the reverse side

            Continued and to be signed on reverse side

Vote By Telephone

It's fast, convenient and immediate!
Call Toll Free on a Touch Tone Phone
1-877-PRX-VOTE (1-877-779-8863).

Follow these four easy steps:

1.  Read the accompanying proxy Statement and proxy Card.

2.  Call the toll-free number
    1-877-PRX VOTE (1-877-779-8683).

3. Enter your Voter control Number located on your Proxy Card above your name.

4.  Follow the recorded instructions.

Your vote is important!
Call 1-877-PRX-VOTE any time!

Vote By Internet

It's fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:

1.  Read the accompanying Proxy Statement and Proxy Card

2.  Go to the Website
    http:www.eproxyvote.com/asrv

3. Enter your Voter Control Number located on your Proxy Card above your name.

4.  Follow the instructions provided.

Your vote in important!
Go to http://www.eproxyvote.com/asrv anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

[X]  Please mark votes as in this example.

IN ABSENCE OF A CONTRARY DIRECTION, THE SHARES REPRESENTED SHALL BE VOTED IN FAVOR OF ITEM 1 AND IN THE BEST JUDGMENT OF THE PERSONS NAMED IN THIS PROXY WITH RESPECT TO ITEM 2.

1.  Election of Class I Directors for Terms Expiring 2005.

     Nominees:  (01)  James M. Edwards, Sr.,
                (02)  Rev. Christian R. Oravec,
                (03)  Howard M. Picking, III,
                (04)  Sara A. Sargent, and
                (05)  Robert L. Wise.

                        [   ] FOR          [   ] WITHHELD

[   ]  MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW
[   ]  MARK HERE IF YOU PLAN TO ATTEND THE MEETING

[   ]  ----------------------------------------------------
       For all nominees except as written on the line above

2. In their discretion, vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO EXERCISE.

This will ratify and confirm all that said attorney(s) may do or cause to be done by virtue hereof. Said attorney(s) is (are) authorized to exercise all the power that I (we) would possess if present personally at said meeting or any adjournment thereof. I (we) hereby revoke all proxies by me (us) heretofore given for any meeting of Shareholders of said Corporation.

Receipt is acknowledged of the Notice and Proxy Statement for said meeting, each dated March 15, 2002.

Please sign and return promptly in enclosed addressed envelope.

Please date and sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, etc., you should indicate your full title. If stock is in joint name(s), each joint owner should sign.

Signature:  ------------------------------------
Date:  -----------------------------------------